UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, The Providence Service Corporation (“Providence”) entered into the first amendment (the “First Amendment”) to its Amended and Restated Credit and Guaranty Agreement, dated August 2, 2013 (the “Credit Facility”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, SunTrust Bank, as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers and other lenders party thereto. The First Amendment provides for, among other things, an increase in the amount of the revolving credit facility from $165 million to $240 million in aggregate and other modifications in connection with the consummation of the Acquisition (described below).

The foregoing description of the First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 30, 2014, Providence acquired (the “Acquisition”) all of the outstanding equity of Ingeus Limited (“Ingeus”) pursuant to a Share Sale Agreement (the “Sale Agreement”), dated as of March 31, 2014. Providence also, pursuant to an Australian Share Sale Agreement Side Deed (the “Side Deed”), dated as of March 31, 2014, guaranteed the obligations of its newly-acquired, wholly-owned subsidiary, Ingeus Europe Limited, in that subsidiary’s purchase of the share capital of Ingeus UK Limited from Deloitte LLP, as of May 30, 2014.

Pursuant to the Sale Agreement and the Side Deed, Providence paid at closing a purchase price comprised of (i) a GBP £35 million cash payment on May 30, 2014 and (ii) the issuance on May 30, 2014 of restricted shares of Providence common stock and payment of cash with a combined value of GBP £14,345,794, subject to a vesting schedule of 25% per year over a four year period. Providence will also pay contingent earn-out consideration of up to GBP £75 million, payable over a five year period, based on the achievement of certain levels of Ingeus’ earnings before interest, taxes, depreciation and amortization and other defined criteria.

The foregoing description of the Sale Agreement and the Side Deed does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Sale Agreement, which was filed as Exhibit 2.1, and Side Deed, which was filed as Exhibit 2.2, to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 1, 2014, and are each incorporated herein by reference.

On June 3, 2014, Providence issued a press release announcing the completion of the Acquisition, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Section 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to the consummation of the Acquisition, Ingeus Europe Limited entered into a new employment agreement (“Employment Agreement”) with Thérése Rein, Chief Executive Officer of the combined global operations and companies of the business known as “Ingeus”. The effective date of the Employment Agreement was April 10, 2014, the term of the Employment Agreement began upon the consummation of the Acquisition, and the Employment Agreement remains in force following the Acquisition. The following description of the Employment Agreement is qualified in its entirety by reference to a copy of the Employment Agreement, attached hereto as Exhibit 10.2, and incorporated herein by reference.

The Employment Agreement’s term is perpetual, although each of Ingeus Europe Limited and Ms. Rein may terminate the Employment Agreement with 12 months’ prior written notice to the other party. Following service of notice to terminate the Employment Agreement by either party, or if Ms. Rein purports to terminate the Employment Agreement in breach of contract, Providence may, by written notice, place Ms. Rein on Garden Leave (as defined in the Employment Agreement) for the whole or part of the remainder of the appointment.

Ingeus Europe Limited may also, in its sole discretion, terminate the Employment Agreement at any time and with immediate effect by notifying Ms. Rein that it is exercising its right to make a payment in lieu of notice (“Payment in Lieu”) to Ms. Rein, provided that the Payment in Lieu or an installment of such payment must be made within 28 days of such notice. The Payment in Lieu is equal to either: (1) the basic salary (as at the date of termination) that Ms. Rein would have been entitled to receive under the Employment Agreement (the “Basic Salary”) during the 12-month notice period referred to above (or, if notice has already been given, during the remainder of the notice period) less income tax and national insurance contributions; or (2) the Basic Salary plus the bonus provided for in the Employment Agreement (which is further described below) if Ms. Rein enters into Providence’s standard form settlement agreement. In addition, Ingeus Europe Limited may terminate the Employment Agreement for Cause (as defined in the Employment Agreement), with immediate effect, without notice and with no liability to make any further payment to Ms. Rein.

The Employment Agreement provides for compensation, term life insurance, private health insurance, pension, relocation expenses and restrictive covenants.

Under the Employment Agreement, the annual Basic Salary for Ms. Rein is GBP £276,000 per annum. Ms. Rein’s salary will be reviewed annually, the first such review to take place on the same date as the salary review for other senior executives of Providence. Ingeus Europe Limited is under no obligation to award an increase following a salary review. There will be no review of the salary after notice has been given by either party to terminate the Employment Agreement. In respect of the fiscal year ending on December 31, 2014, Ms. Rein will be entitled to a cash bonus in an amount of up to 75% of her Basic Salary, subject to the terms of the Providence Service Corporation 2014 Executive Pay for Performance Compensation Plan (the “Bonus Plan”). In respect of all fiscal years beginning on or after January 1, 2015, Ms. Rein will be entitled to receive a bonus with a target of at least 75% of her salary in accordance with the Bonus Plan, which will be on the same terms as the other executives participating in the plan. All bonuses are purely discretionary.

The Employment Agreement contains restrictive covenants providing for Ms. Rein’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the Employment Agreement, and for a period of 12 months after the Employment Agreement is terminated for any reason.

Item 9.01

(a) Financial Statements of Businesses Acquired.

Financial statements relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(c) Exhibits

10.1

First Amendment to the Amended and Restated Credit and Guaranty Agreement dated as of May 28, 2014, among The Providence Service Corporation, Bank of America, N.A. SunTrust Bank, BMO Harris Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and HSBC Bank USA, National Association.

10.2	Employment Agreement dated April 10, 2014 between Ingeus Europe Limited and Thérése Rein.

99.1	Press release, dated June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: June 3, 2014	By:	/s/ Robert E Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer